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                                                                    EXHIBIT 99.b

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
  and Shareholders
Infrasonics, Inc.

We have audited the consolidated balance sheet of Infrasonics, Inc. as of June 30, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the two years in the period ended June 30, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Infrasonics, Inc. at June 30, 1995, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.

                                             /s/ ERNST & YOUNG LLP

San Diego, California
July 19, 1995